EXHIBIT 10.18

JOINT VENTURE AGREEMENT

A NEVADA JOINT VENTURE PARTNERSHIP

THIS JOINT VENTURE AGREEMENT (herein after referred to as the "Agreement”) is entered into as of this 20th day of May 2020, by and between HawkEye Systems, Inc. (“HawkEye”), Eagle Equities, LLC (“Eagle”) and Garrett Bolks (“Bolks”), for the purpose of procuring, funding the purchase of and sale of personal protection equipment (“PPE”).

WITNESSETH:

WHEREAS, the Parties desire to form a joint venture partnership (the "Venture"), under the laws of the State of Nevada upon execution of this Agreement for the purposes set forth herein and desire to determine between themselves their respective responsibilities, interests, and liabilities in connection with the performance of the before mentioned acquisition; and

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the Parties hereto hereby agree to constitute themselves as participants in a certain joint venture, henceforth, "Parties" for the purposes before mentioned, and intending to be legally bound hereby, the parties hereto, do covenant, agree and certify as follows:

ARTICLE I.

DEFINITIONS:

1.1 "Affiliate" shall refer to (i) any person directly or indirectly controlling, controlled by or under common control with another person, (ii) any person owning or controlling 10% or more of the outstanding voting securities of such other person, (iii) any officer, director or other partner of such person and (iv) if such other person is an officer, director, joint venturer or partner, any business or entity for which such person acts in any such capacity.

1.2 "Parties" shall refer to HawkEye, Eagle and Bolks and any successor(s) as may be designated and admitted to the Venture.

1.3 "Percentage of Participation" shall refer to that figure set forth in Article V at section 5.1.

ARTICLE II

FORMATION, NAME, AND PRINCIPAL PLACE OF BUSINESS

2.1 FORMATION

(a) The Parties do hereby form a joint venture partnership (the "Venture") pursuant to the laws of the State of Nevada in order for the Venture to carry on the purposes for which provision is made herein.

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(b) The Parties shall execute such certificates as may be required by the laws of the State of Nevada or of any other state in order for the Venture to operate its business and shall do all other acts and things requisite for the continuation of the Venture as a joint venture pursuant to applicable law.

2.2 PRINCIPAL PLACE OF BUSINESS

The Venture shall maintain its principal place of business at: in Savannah, Georgia. The Venture may re-locate its office from time to time or have additional offices as the Parties may determine, jointly.

ARTICLE III

PURPOSE OF THE JOINT VENTURE

The business of the Venture shall be primarily for the purpose of procurement, financing, transportation, sale and disposition and related matters in personal protection equipment, and all such other business incidental to the general purposes herein set forth (the “Project”).

ARTICLE IV

TERM

The term of the Venture shall commence as of the date hereof and shall be terminated and dissolved upon the earliest to occur of: (i) the sale of the Venture’s ownership in the Project, (ii) the refusal or inability of any Party to this Agreement to meet their requirements, obligations and/or stipulations in this agreement, (iii) the unanimous agreement of the Parties; or (iv) the order of a court of competent jurisdiction.

ARTICLE V

PERCENTAGE OF PARTICIPATION

5.1 The interest of the Parties in any Net Profits shall be as follows:

HawkEye Systems, Inc.	33.3%
Eagle Equities LLC	33.3%
Garrett Bolk	33.3%

5.2 The Parties agree to indemnify each other and to hold the other harmless from, any and all losses of the Joint Venture that may be realized in connection with such other Parties’ Percentage of Participation.

5.3 CONTRIBUTION OF THE VENTURE.

(a) Eagle shall contribute any and all capital needed for the purchase, transportation, insurance, or other costs that are required for procuring the goods or delivering the goods to the customer, including handling fees, surcharges, other charges levied by carriers, freight forwarders, customs brokers and transportation agents, and any incidental costs such as demurrage and warehousing costs (“Cost of Goods”). For the avoidance of doubt, such Cost of Goods shall include the deposits required by Demetech Corporation for the purchase referenced in paragraph 5.3(c) hereto.

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(b) Eagle shall contribute an additional $650,000 to Hawkeye which Hawkeye can use in its operations. Eagle may deduct from such amount a total of $180,000 from such amount in full payment of that certain Convertible Note issued by Hawkeye to Eagle on March 17, 2020. Such Convertible Note shall be marked fully paid.

(c) Hawkeye shall assign to the joint venture its agreement to purchase 36,000,000 N95 respirator masks from Demetech Corporation.

(d) Hawkeye and Eagle agrees to pay an equal portion of all legal, accounting, governmental, fiduciary costs of creating, maintaining and reporting requirements of the joint venture.

(e) Except as otherwise required by law or this Agreement, the Parties shall not be required to make any further capital contributions to the Venture.

5.4 RETURN OF CAPITAL CONTRIBUTION.

(a) Except as set forth above and otherwise in this Agreement, no Party shall have the right to withdraw its capital contributions or demand or receive the return of his capital contributions or any part thereof.

(b) The Parties shall not be personally liable for the return of capital contributions or any part thereof, except as otherwise provided in this Agreement.

(c) The Venture shall not pay interest on capital contributions of any Party.

5.5 ALLOCATIONS OF NET PROFITS AND LOSSES

For purposes of this Agreement, Net Profits shall be defined as Gross Profits received from the sale of PPE projects less Cost of Goods.

A. DISTRIBUTION OF PROCEEDS:

(1) First, to Eagle with respect to direct Cost of Goods.

(2) Thereafter, to the Parties, pro-rata, based on their respective interests as set forth in Section 5.1 hereof.

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B. NET LOSSES:

(1) Subject to the provisions of this Agreement, Net Losses of the Venture (including any net "book" loss of the Venture resulting from a Capital Event) shall be allocated to the Parties for tax purposes, pro rata, based upon their respective Venture interests as set forth herein.

(2) For purposes of this Agreement, Capital Accounts shall be adjusted hypothetically as provided for in Sections 1.704-1(b)(2)(ii)(d) and 1.704-1(b)(4)(iv)(f) of the Treasury Regulations. These adjustments shall include the qualified income offset as set forth in this Agreement.

C. DISTRIBUTIONS:

Distributable Cash of the Venture shall be distributed to the Parties, pro rata, based on their respective Venture interests as set forth herein.

ARTICLE VI:

POLICY COMMITTEE

6.1 The management of the Joint Venture shall be conducted pursuant to policy established by the Parties acting through a "Policy Committee" which is hereby established.

6.2 Each of HawkEye, Eagle and Bolks shall have an equal voice in the Policy Committee. For such purpose each Party is assigned the following number of votes and hereby designates the following representatives to exercise such votes:

HawkEye Systems, Inc.	33 votes
Corby Marshall, Representative

Eagle Equities LLC	33 votes
Yakov Borenstein, Representative

Garrett Bolks	33 votes
Garrett Bolks, Representative

PARTY VOTES REPRESENTATIVES

6.3 Each Party may, at any time, substitute an alternative individual in place of any of its above-named representative by serving written notice to the other Party. Each Party's representative or alternative representative on the Policy Committee is hereby granted and shall hereafter possess authority to act for such Party on all matters of interest to it with respect to its participation in the joint venture.

6.4 The Policy Committee shall determine the policy for the management of the Venture by majority vote and, as used in this Agreement, a "majority vote" is defined to be any figure greater than one-half of the authorized votes.

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6.5 The Policy Committee shall have the following powers:

(a) To determine the time and place of holding its meetings and the procedures for conducting Committee Affairs.

(b) To determine and act upon the various matters, expressed or implied, that are contained in any other section of this Agreement, which requires a decision by the Policy Committee.

(c) To determine and act upon any other matters of joint interest to, or requiring prompt action by, the Joint Venture.

6.6 The Policy Committee shall generally perform its duties at a meeting at which all designated representatives of the Parties are present, but where circumstances warrant, telephone communication between all party representatives or their alternatives is authorized.

6.7 Except as otherwise provided in the Additional Provisions herein, the salaries and expenses of each of the representatives on the Committee shall be borne by the Party whom the representative has been designated to represent and shall not be an expense to the joint venture.

ARTICLE VII

DAY TO DAY OPERATIONS OF THE VENTURE

7.1 The Parties hereby appoint Corby Marshall as the legal Manager (the “Manager”) of the Joint Venture.  Except as limited within the authority granted pursuant to the terms of this Agreement, the Manager shall have the complete power and authority to manage and operate the Company and make decisions affecting its business and affairs.  The Manager shall devote such of his business time to the operations and success of the Company as shall be necessary.

ARTICLE VIII

ACCOUNTING AND AUDITING

8.1 Separate books of accounts shall be kept by the Manager of the transactions of the Venture. Any Party may inspect such books upon reasonable notice and at any reasonable time.

8.2 Periodic audits may be made upon said books at such time as authorized by the Policy Committee by persons designated by the same and copies of said audit shall be furnished to all Parties.

8.3 Upon dissolution of the Venture, a final audit shall be made and copies of such audit shall be furnished to each of the parties.

8.4 It is understood and agreed that the method of accounting used by the Manager and for state and federal income tax purposes shall be the cash based method and that the accounting year shall be the calendar year.

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ARTICLE IX

RESOLUTION OF DISPUTES

9.1 All disputes arising out of this Agreement between the Parties, that is/are not resolvable by good faith negotiations by the same, shall be resolved by arbitration in Savannah, Georgia before one arbitrator agreed to by the Parties. In so agreeing the parties expressly waive their right, if any, to a trial by jury of these claims and further agree that the award of the arbitrator shall be final and binding upon them as though rendered by a court of law and enforceable in any court having jurisdiction over the same.

ARTICLE X

NON-DISCLOSURE NON-CIRCUMVENTION

10.1 During the term of this Agreement, the Parties agree to keep completely confidential the names and persons of any customers, suppliers, transportation sources, insurance companies, banks, lending institutions, venture capitalists, money angels, corporations, individuals, trusts, borrowers, buyers and sellers, and Internet websites introduced by any of the Parties or their employees or associates.

10.2 During the term of this Agreement, each Party, hereto, agrees not to knowingly circumvent, avoid, bypass, or obviate the other Party, directly or indirectly, to avoid equity participation, payment of fees and commissions, and/or any other form of compensation in any transaction in which a client, investor, bank, lending institution, venture capitalist, money angel, insurance company, corporation, individual, trust lender, borrower, buyer or seller, has been introduced by either Party to the other Party in connection with any loan, finance proposal, current project, trading transaction, collateral request, or other financial transaction requested by the client or customer to a Party.

ARTICLE XI

OTHER PROVISIONS

11.1 The Venture shall be solely responsible for the organization, operation, marketing and management of its business, and shall be responsible for the development of its own ongoing method of business operation, including but not limited to the following: selection and establishment of business sites; sales techniques; marketing plan/system and advertising practices; employee selection, hiring and training; personnel policies and practices; hours of operation; and all other such ongoing concerns in the course of the Venture’s routine business operation and management.  The Venture agrees to obtain and maintain insurance to protect its business in such amounts and terms as are customary for businesses in the industry of the Venture.

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11.2 This Agreement and all other agreements, exhibits, and schedules referred to in this Agreement constitute(s) the final, complete, and exclusive statement of the terms of the agreement between the parties pertaining to the subject matter of this Agreement and supersede all prior and contemporaneous understandings or agreements of the parties.  This Agreement may not be contradicted by evidence of any prior or contemporaneous statements or agreements.  No party has been induced to enter into this Agreement by, nor is any party relying on, any representation, understanding, agreement, commitment or warranty outside those expressly set forth in this Agreement.

11.3 This agreement is binding upon the heirs, court appointed representatives, assigns, and successors of the parties.

11.4 This agreement shall be governed by the laws of the state of Nevada.

11.5 Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by facsimile or e-mail, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed as follows:

If to HawkEye Systems, Inc.:	Attention: Corby Marshall E-mail: corbymarshall@mac.com Copy to: Cutler Law Group, P.C. 6575 West Loop South, Suite 500 Bellaire, TX 77401 Attn: M. Richard Cutler Email: rcutler@cutlerlaw.com

If to Eagle Equities LLC:	390 Whalley Ave New Haven, CT 06511 Attention: Yakov Borenstein E-Mail:

If to Garrett Bolks:	Garrett Bolks E-Mail: gbolks@yahoo.com

or to such other address as either party may from time to time specify in writing to the other party.  Any notice shall be effective only upon delivery, which for any notice given by facsimile shall mean notice which has been received by the party to whom it is sent as evidenced by confirmation slip.

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11.6 If any term or provision of this Agreement is determined to be illegal, unenforceable, or invalid in whole or in part for any reason, such illegal, unenforceable, or invalid provisions or part thereof shall be stricken from this Agreement, and such provision shall not affect the legality, enforceability, or validity of the remainder of this Agreement.  If any provision or part thereof of this Agreement is stricken in accordance with the provisions of this section, then this stricken provision shall be replaced, to the extent possible, with a legal, enforceable, and valid provision that is as similar in tenor to the stricken provision as is legally possible.

11.7 Time is of the essence in respect to all provisions of this Agreement that specify a time for performance; provided, however, that the foregoing shall not be construed to limit or deprive a party of the benefits of any grace or use period allowed in this Agreement.

11.8 The parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Agreement.

11.9 No party shall be liable for any failure to perform its obligations in connection with any action described in this Agreement, if such failure results from any act of God, riot, war, civil unrest, flood, earthquake, or other cause beyond such party’s reasonable control (including any mechanical, electronic, or communications failure, but excluding failure caused by a party’s financial condition or negligence).

11.10  Multiple Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

11.11  Attorney Fees.  In the event that any dispute between the parties should result in litigation or arbitration, the prevailing party in such dispute shall be entitled to recover form the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys' fees and expenses.

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So agreed and executed as of this 20th day of May, 2020.

HawkEye Systems, Inc.

By:	Corby Marshall, Chief Executive Officer

Eagle Equities, LLC

By:	Yakov Borenstein, Manager

Garrett Bolks

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